Exhibit 99.1

ONDAS × HEIDELBERG NASDAQ: ONDS

ONBERG
autonomous systems

Long Term European Autonomous Drone Defense Plan

Ondas has formed ONBERG Autonomous Systems (“ONBERG”), a joint venture with HD Advanced Technologies GmbH (HDAT), a wholly owned subsidiary of Heidelberger Druckmaschinen AG (HEIDELBERG), formalizing the Memorandum of Understanding signed in December 2025 and establishing a strategic platform to deliver autonomous drone defense and security systems across Germany and Ukraine, serving as a centralized European provider supporting protection of critical infrastructure, borders, and national security assets.



Strategic Rationale

- Localize production and strengthen sovereign defense capabilities within allied European nations
- Deliver battle-proven counter-UAS, ISR, and autonomous security technologies
- Establish scalable industrial production capacity in Germany
- Support long-term strategic autonomy in defense technology

ONBERG Combined Capabilities

Ondas Autonomous System (OAS)

- Counter-UAS platforms including Iron Drone Raider
- ISR and autonomous security technologies
- Integrated, layered autonomous defense architectures

HD Advanced Technologies / HEIDELBERG

- 175 years of German engineering expertise
- Scalable industrial manufacturing capabilities
- Established European production infrastructure
- High vertical integration and precision mechatronics
- Industrial capacity to support high-volume demand

www.ondas.com www.heidelberg.com

www.ondas.com | www.heidelberg.com NASDAQ: ONDS Forward - Looking Statements Statements made in this fact sheet that are not statements of historical or current facts are "forward - looking statements" withi n the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forw ard - looking statements as a result of a number of factors, including the risks discussed in our most recent Annual Report on Form 10 - K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise that occur after that date, excep t as required by law. Industrial Footprint • Expansion of the Brandenburg an der Havel site into a center of excellence for autonomous defense systems • Progressive transition from distribution and integration to localized assembly and full manufacturing • Development of European supply chains to support sovereign production Operational Focus Initial deployment efforts will prioritize marketing and deployment of proven Iron Drone Raider and ISR platforms in Germany and Ukraine, with phased expansion across the European Union. ONBERG is structured to deliver a fully integrated, layered autonomous defense architecture tailored for European operational requirements. The roadmap includes permanent establishment of sales, development, and industrial production capabilities in Germany, supporting scalable delivery across EU markets.